SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                              SYNALLOY CORPORATION
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        Delaware                                                 57-0426694
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(State or other jurisdiction                                   (IRS Employer
    of organization)                                         Identification No.)

Post Office Box 5627
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Spartanburg, South Carolina                                        29304
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(Address of principal executive offices)                        (Zip Code)

Securities to be registered pursuant to section 12(b) of the Act:

         Title of each class                     Name of each exchange on which
         to be so registered                     each class is to be registered
         -------------------                     ------------------------------

                  None                                        None

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [ ]

Securities to be registered pursuant to Section 12(g) of the Act:

                                           Common Stock Purchase Rights

Item 1.           Description of Registrant's Securities to be Registered.

         On February 4, 1999, the Board of Directors of Synalloy Corporation (the "Company") declared a dividend distribution of one Right for each outstanding share of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company to stockholders of record at the close of business on March 26, 1999 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company two-tenths (2/10ths) of one (1) share of Common Stock at a Purchase Price of Twenty-Five Dollars ($25) per whole share, subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") between the Company and EquiServe Trust, a Massachusetts trust company, as Rights Agent.

         Initially, the Rights will be attached to all Common Stock certificates representing shares then outstanding, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and a Distribution Date (subject to extension) will occur after the earlier of (i) the first date of public announcement that a person or group of associated persons (the "Acquiring Person") has acquired, or obtained the right to acquire, twenty-two (22%) percent of the outstanding Common Stock of the Company (other than pursuant to a transaction approved by the vote of the directors not affiliated with the Acquiring Person) , (ii) the date any person announces an intention to commence a tender or exchange offer for twenty-two (22%) percent or more of the Company's Common Stock, or (iii) the determination that a beneficial owner of twenty-two (22%) percent or more of the Common Stock is, in the opinion of the Board, likely to engage in activities adverse to the Company and its other stockholders (an "Adverse Person"). Until the Distribution Date, (i) the Rights will be evidenced by the Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after the Record Date will contain a notation incorporating the Rights Agreement by reference and (iii) the surrender for transfer of any certificates for Common Stock outstanding will also constitute the transfer of the Rights associated with the Common Stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and will expire at the close of business on March 26, 2009, unless earlier redeemed by the Company as described below.

         As soon as practicable after the Distribution Date, Rights Certificates will be mailed to holders of record of the Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except as otherwise determined by the Board of Directors, generally only shares of Common Stock issued prior to the Distribution Date will be issued with Rights.

         In the event that the Company is acquired in a merger or other business combination transaction or fifty (50%) percent or more of its assets or earning power are sold (in one transaction or a series of transactions), proper provision shall be made so that each holder of a Right shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price of the Right, that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two (2) times the exercise price of the Right. In the event an Acquiring Person shall become the beneficial owner of twenty-two (22%) percent or more of the outstanding Common Stock, or in the event that the Company is the surviving corporation in a merger with an Acquiring Person thereof and the Common Stock is not changed or exchanged, or in the event that an Acquiring Person engages in certain self-dealing transactions specified in the Rights Agreement, proper provision shall be made so that each holder of a Right will thereafter have the right to receive upon exercise that number of shares of Common Stock having a market value of two (2) times the exercise price of the Right.

         The Purchase Price payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock securities convertible into Common Stock at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidence of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least one (1%) percent of the Purchase Price. No fractional shares will be issued and, in lieu thereof, adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date of exercise.

         At any time prior to the earliest of (i) the Distribution Date or (ii) March 26, 2009, the Company may redeem the Rights in whole, but not in part, at a price of $.01 per Right (payable in cash, Common Stock or other consideration deemed appropriate by the Board of Directors).

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the company or for common stock of the acquiring company as set forth above.

         Other than those provisions relating to the principal economic terms of the Rights (except as set forth above), any of the provisions of the Rights Agreement may be amended by the Board of Directors of the Company prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity, to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of any Acquiring Person), or to shorten or lengthen any time period under the Rights Agreement; provided, however, that no amendment to adjust the time period governing redemption shall be made at such time as the Rights are not redeemable.

         As of February 26, 1999, there were 6,725,629 shares (excluding 1,274,371 shares held in treasury) of the Company's Common Stock outstanding. Each outstanding share of Common Stock on the Record Date will receive one (1) Right. As long as the Rights are attached to the Common Stock, the Company will issue one (1) Right with each new share of Common Stock.

         The Rights have certain anti-takeover effects. The Rights may cause substantial dilution to a person or group that attempts to acquire the Company on terms not approved by the Company's Board of Directors. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time a person or group acquired beneficial ownership of twenty-two (22%) percent or more of the Common Stock, because until such time the rights may be redeemed by the Company at $.01 per Right

         The form of the Rights Agreement between the Company and the Rights Agent which specifies the terms of the Rights and includes as Exhibit A the Form of Right Certificate is attached hereto as Exhibit 1 and is incorporated by reference. The foregoing description of the Rights is qualified by reference to such exhibit.

Item 2. Exhibits.

         A.       Form of  Rights  Agreement,  dated  as of  February  4,  1999, between Synalloy Corporation and EquiServe Trust, which includes as Exhibit A the Form of Right Certificate. Pursuant to the Rights Agreement, Right Certificates will not be mailed until the Distribution date (as defined in Item 1 of this Form 8-A).


                                               Signature
                                               ---------


         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

(Registrant)               Synalloy Corporation
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Date:                      March  , 1999
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By:                        /s/ James G. Lane, Jr.
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                               James G. Lane, Jr.
                               Chairman and Chief Executive Officer

                                RIGHTS AGREEMENT


         RIGHTS AGREEMENT, dated as of February 4, 1999 (the "Agreement"), between Synalloy Corporation, a Delaware corporation (the "Company"), and EquiServe Trust Company, N.A., a national banking association (the "Rights Agent").

         WHEREAS, in 1989, the Board of Directors of the Company authorized a dividend distribution of one Right for each share of Common Stock outstanding on March 26, 1988, representing the right to purchase, after the occurrence of certain events, shares of Common Stock on the terms and conditions set forth in the Rights Agreement dated as of March 26, 1988, as amended April 30, 1993, between the Company and Wachovia Bank & Trust Company, N.A. (the "1988 Rights Agreement");

         WHEREAS, the Rights granted under the Rights Agreement will terminate on March 26, l999;

         WHEREAS, the Board of Directors of the Company, has determined that a rights plan substantially similar to the l988 Rights Agreement is in the best interests of the shareholders of the Company and has, accordingly, authorized and declared on February 4, l999 (the "Rights Dividend Declaration Date"), a dividend distribution of one Right for each share of Common Stock of the Company outstanding at the close of business on March 26, 1999 (the "Record Date"); and, in certain circumstances, after the Distribution Date each Right will initially represent the right to purchase two-tenths (2/10ths) of one (1) share of Common Stock upon the terms and subject to the conditions set forth herein;

         WHEREAS, the Board of Directors of the Company has approved and authorized the appointment of the Rights Agent;

         WHEREAS, the Rights Agent desires to accept such appointment.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth in this Agreement, the parties hereby agree as follows:

         Section 1. Certain Definitions. For purposes of this Agreement, the following terms have the meanings indicated:

              (a)  "Act" means the Securities Act of 1933, as amended.

              (b) "Acquiring Person" means any Person that, together with all Affiliates and Associates of such Person, is the Beneficial Owner of twenty-two (22%) percent or more of the shares of Common Stock then outstanding, but does not include (i) the Company; (ii) any Subsidiary of the Company; (iii) any employee benefit plan of the Company or of any Subsidiary of the Company; (iv) any person organized, appointed or established by the Company for or pursuant to the terms of any such plan; (v) any person that becomes an Acquiring Person pursuant to a Permitted Transaction; (vi) any Person that that has become an Acquiring Person inadvertently and, within five (5) Business Days of being requested by the
                   Company to advise it regarding the same, certifies to the Company that such Person-acquired beneficial ownership of shares of Common Stock in excess of twenty-two (22%) percent inadvertently or without knowledge of the terms of the Rights and such certification is accepted as true by a Requisite Majority acting in good faith, and such Person divests as promptly as practicable a sufficient amount of Common Stock so that such Person would no longer hold in excess of twenty-two (22%) percent of the Common Stock then outstanding; and (vii) any Person that becomes an Acquiring Person solely as a result of a reduction in the number of outstanding shares of Common Stock in a transaction that is approved by a Requisite Majority, provided that such Person will immediately be an Acquiring Person in the event such Person thereafter acquires any additional shares of Common Stock (other than as a result of a stock split or stock dividend) while the Beneficial Owner of twenty-two (22%) percent or more of the shares of Common Stock then outstanding.

              (c) "Adverse Person" shall mean any Person declared to be an Adverse Person by the Board of Directors upon a determination of the Board of Directors that the criteria set forth in
                   Section 11(a)(ii)(B) apply to such Person.

              (d) "Affiliate" and "Associate" have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act and in effect on the date of this Agreement.

              (e) A Person will be deemed the "Beneficial Owner" of, and will be deemed to "beneficially own," any securities that:

                       (i) such  Person or any of such  Person's  Affiliates  or
                  Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time or upon the occurrence of certain events) pursuant to any agreement, arrangement, or understanding (whether or not in writing) or upon the exercise of conversion Rights, exchange Rights, Rights, warrants or options, or otherwise; provided, however, that a Person will not be deemed the "Beneficial Owner" of, or to "beneficially own," (A) securities tendered pursuant to a tender or exchange offer made by such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (B) securities issuable upon exercise of Rights at any time prior to the occurrence of a Distribution Date or (C) securities issuable upon exercise of Rights, which were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to Section 3(a) or Section 22 (the "Original Rights") or pursuant to Section 11(1) in connection with an adjustment made with respect to any Original Rights;

                       (ii) such Person or any of such  Person's  Affiliates  or
                  Associates, directly or indirectly, has the right to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement, or understanding, whether or not in writing; provided, however, that a Person will not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this Section 1(d)(ii) as a result of an agreement, arrangement, or understanding: (1) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable, provisions of the General Rules and Regulations under the Exchange Act and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

                       (iii) are beneficially owned, directly or indirectly,  by
                  any other Person (or any Affiliate or Associate of such Person) with which such Person (or any of such Person's Affiliates or Associates) has any agreement, arrangement, or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in the proviso in Section 1(d)(ii)), or disposing of any voting securities of the Company;

         provided, however, that nothing in this Section 1(d) will cause a Person engaged in business as an underwriter of securities to be the "Beneficial Owner' of, or to "beneficially own," any securities acquired through such Person's participation in good faith in a bona fide firm commitment underwriting until the expiration of forty (40) days after the date of such acquisition.

              (f) "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions in the Commonwealth of Massachusetts are authorized or obligated by law or executive order to close.

              (g) "Close of Business" on any given date will mean 5:00 p.m., Eastern Standard time on such date; provided, however, that if such date is not a Business Day it will mean 5:00 p.m., Eastern Standard time, on the next succeeding Business Day.

              (h) "Common Stock" means the Common Stock, par value $1.00 per share, of the Company, except that "Common Stock" when used with reference to any Person other than the Company will mean the capital stock of such Person with the greatest voting power, or the equity securities or other equity interest having power to control or direct the management, of such Person.

              (i) "Continuing Director" means any member of the Board of Directors of the Company who (i) is not an Acquiring Person or an Adverse Person or an Affiliate or Associate of such Person and (ii) was either a member of the Board of Directors of the Company on the date of this Agreement or who subsequently became a director of the Company and whose initial election or initial nomination for election was approved by a majority of the Continuing Directors then on the Board of Directors of the Company.

              (j)  "Distribution  Date" means the Close of Business on the tenth
                   (10th) Business Day (unless extended by vote of a Requisite Majority) after the earlier to occur of (i) the Stock Acquisition Date, (ii) the determination by the Board of Directors of the Company that a Person is an Adverse Person, or (iii) the date any Person commences or publicly announces an intention to commence a tender offer or exchange offer for the Common Stock which would result in, upon the consummation of such offer, the Person making such offer, together with all of its Affiliates and Associations, being the Beneficial Owner of twenty-two (22%) percent or more of the Common Stock then outstanding (including any such date that is after the date of this Agreement and prior to the issuance of the Rights); provided, however, that if the tender offer or exchange offer that gave rise to the Distribution Date is cancelled, terminated or otherwise withdrawn within ten (10) Business Days of its announcement, such offer shall be deemed never to have been made and no Distribution Date shall occur with respect thereto.

              (k) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

              (l) "NASDAQ" means the National Association of Securities Dealers Automated Quotation System.

              (m) "Permitted Transaction" means a stock acquisition or a tender or exchange offer pursuant to a definitive agreement by which a Person (who is not at the time an Acquiring Person) would become an Acquiring Person and which has been approved by Requisite Majority prior to the execution of the definitive agreement providing for the acquisition or the public announcement of the offer, as the case may be.

              (n)  "Person"   means   any   individual,    firm,    corporation,
                   partnership, limited liability Company or other public or private entity.

              (o)  "Record Date" means the Close of Business on March 26, 1999.

              (p) "Redemption Price" with respect to each Right means $.01 as such amount may from time to time be adjusted in accordance with Section 11. All references herein to the Redemption Price means the Redemption Price as in effect at the time in question.

              (q) "Requisite Majority" means, at any time, the affirmative vote of a majority of the Continuing Directors then in office.

              (r) "Rights Dividend Declaration Date" is February 4, 1999, the date the Board of Directors of the Company declared a dividend distribution of one (1) Right for each share of Common Stock outstanding on the Record Date.

              (s) "Rights Shares" means the shares of Common Stock issuable or issued upon the exercise of the Rights.

              (t)  "Section  11(a)(ii)  Event"  means  any  event  described  in
                   Section 11(a)(ii).

              (u)  "Section 13 Event" means any event  described in clauses (i),
                   (ii) or (iii) of Section 13(a).

              (v) "Stock Acquisition Date" means the first date of public announcement (which, for purposes of this definition, will include, without limitation, a report filed pursuant to
                   Section 13(d) under the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become an Acquiring Person.

              (w) "Subsidiary" means, with reference to any Person, any entity of which an amount of voting securities sufficient to elect at least a majority of the directors or similar Persons of such entity is beneficially owned, directly or indirectly, by such Person, or otherwise controlled by such Person.

              (x) "Trading Day" means a day on which the principal national securities exchange or quotation system on which the shares of Common Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, a Business Day.

              (y)  "Triggering  Event" means any Section  11(a)(ii) Event or any
                   Section 13 Event.

     Section 2. Appointment of Rights Agent. The Company hereby appoints the Rights Agent to act as agent for the Company in accordance with the terms and conditions of this Agreement, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such Co-Rights Agents pursuant to this Section or successor Rights Agents pursuant to Section 21 as it may deem necessary or desirable, upon ten (10) days' prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.

     Section 3. Issue of Rights Certificates.

              (a) Prior to the Distribution Date, (i) the Rights will be evidenced (subject to the provisions of this Section 3(b)) by the certificates for the Common Stock registered in the names of the holders of Stock (which certificates for Stock will be deemed also to be certificates for Rights) and not by separate certificates, and (ii) the Rights will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Distribution Date, the

         Rights Agent will send by first-class, postage prepaid mail, to each record holder of the Common Stock as of the Distribution Date, at the address of such holder shown on the records of the Company, one or more Rights Certificates, in substantially the form of Exhibit A (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided in this Agreement. In the event that an adjustment in the number of Rights per share of Common Stock has been made pursuant to Section 11(p), at the time of distribution of the Rights Certificates, the Company will make the necessary and appropriate rounding adjustments (in accordance with Section 14(a)) so that Rights Certificates representing only whole numbers of Rights are distributed and cash is paid in lieu of any fractional Rights. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

              (b) As soon as practicable following the Record Date, the Company will send a copy of a Summary of Rights, in substantially the form of Exhibit B, by first class, postage prepaid mail, to each record holder of the Common Stock as of the Close of Business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the Common Stock and the registered holders of the Common Stock will also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date (as defined in Section 7), the transfer of any certificates representing shares of Common Stock in respect of which Rights have been issued will also constitute the transfer of the Rights associated with such shares of Common Stock.

              (c) Rights will be issued in respect of all shares of Common Stock that are issued (whether originally issued or from the Company's treasury) after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Certificates representing such shares of Common Stock will also be deemed to be certificates for Rights, and will bear the following legend:

                  THIS CERTIFICATE ALSO EVIDENCES AND ENTITLES
                  THE HOLDER TO CERTAIN RIGHTS AS SET FORTH IN
                  THE  RIGHTS   AGREEMENT   BETWEEN   SYNALLOY
                  CORPORATION  (THE  "COMPANY")  AND EQUISERVE
                  TRUST  COMPANY,   N.A.(THE  "RIGHTS  AGENT")
                  DATED AS OF  FEBRUARY  4,  1999 (AS  AMENDED
                  FROM TIME TO TIME, THE "RIGHTS  AGREEMENT"),
                  THE TERMS OF WHICH ARE  HEREBY  INCORPORATED
                  IN THIS  CERTIFICATE BY REFERENCE AND A COPY
                  OF WHICH IS ON FILE AT THE PRINCIPAL OFFICES
                  OF THE COMPANY. UNDER CERTAIN CIRCUMSTANCES,
                  AS SET FORTH IN THE RIGHTS  AGREEMENT,  SUCH
                  RIGHTS   WILL  BE   EVIDENCED   BY  SEPARATE
                  CERTIFICATES AND WILL NO LONGER BE EVIDENCED
                  BY THIS  CERTIFICATE.  THE COMPANY WILL MAIL
                  TO THE HOLDER OF THIS  CERTIFICATE A COPY OF
                  THE  RIGHTS  AGREEMENT,  AS IN EFFECT ON THE
                  DATE OF  MAILING,  WITHOUT  CHARGE  PROMPTLY
                  AFTER  RECIEPT OF A WRITTEN  REQUEST.  UNDER
                  CERTAIN   CIRCUMSTANCES  SET  FORTH  IN  THE
                  RIGHTS AGREEMENT,  RIGHTS BENEFICIALLY OWNED
                  BY ANY  PERSON  WHO IS,  WAS,  OR BECOMES AN
                  ACQUIRING   PERSON  OR  ANY   AFFILIATE   OR
                  ASSOCIATE  OF AN  ACQUIRING  PERSON (AS SUCH
                  TERMS ARE DEFINED IN THE RIGHTS  AGREEMENT),
                  WHETHER  CURRENTLY  HELD BY OR ON  BEHALF OF
                  SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY
                  BECOME NULL AND VOID.

         With respect to the shares of Common Stock issued after the Record Date, until the earlier of (i) the Distribution Date or (ii) the Expiration
Date, the Rights associated with the Common Stock represented by such certificates will be evidenced by such certificates alone and registered holders of Common Stock will also be the registered holders of the associated Rights, and the transfer of any of such certificates will also constitute the transfer of the Rights associated with the Common Stock represented by such certificates.

     Section 4. Form of Rights Certificates.

              (a) The Rights Certificates (and the forms of election to purchase and of assignment to be printed on the reverse of the Rights Certificates) will each be substantially in the form set forth in Exhibit A and may have such marks of identification or designation and such legends, summaries, or endorsements as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange or quotation system on which the Rights may from time to time be listed, or to conform to usage. Subject to the provisions of Section 11 and Section 22, the Rights Certificates, whenever distributed, will be dated as of the Record Date and on their face will entitle the holders of such Rights Certificates to purchase such number of shares of Common Stock as is set forth in such Rights Certificates at the price set forth in such Rights Certificates (such exercise price per share, the "Purchase Price"), but the amount and type of securities purchased upon the exercise of each Right and the Purchase Price will be subject to adjustment as provided in this Agreement.

              (b) The Company may require that any Rights Certificate issued pursuant to Section 3(a) or Section 22 hereof that represents rights beneficially owned by: (i) an Acquiring Person, an Adverse Person or any Associate or Affiliate of such Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person to holders of equity interests in such Acquiring Person or Adverse Person or to any Person with whom such Acquiring Person or Adverse Person has any continuing agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board of Directors of the Company has determined is part of a plan arrangement or understanding which has a primary purpose or effect avoidance of Section 7(e) hereof, and any Rights Certificate issued pursuant to Section 6 or Section 11 hereof upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend:

                  The  Rights   represented   by  this  Rights
                  Certificate are or were  beneficially  owned
                  by a Person  who was or became an  Acquiring
                  Person or an Adverse  Person or an Affiliate
                  or Associate  of an  Acquiring  Person or an
                  Adverse Person (as such terms are defined in
                  the  Rights  Agreement).  Accordingly,  this
                  Rights    Certificate    and   the    Rights
                  represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement.

     Section 5. Countersignature and Registration.

              (a) The Rights Certificates will be executed on behalf of the Company by its Chairman of the Board, its Chief Executive Officer, its Chief Financial Officer, its President or any Vice President, either manually or by facsimile signature, will have affixed thereto the Company's seal or a facsimile thereof, and will be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates will be countersigned by the Rights Agent, either manually or by facsimile signature and will not be valid for any purpose unless so countersigned. In case any officer of the Company who has signed any of the Rights Certificates ceased to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as thought the Person who signed such Rights Certificates had not ceased to be such officer of the Company, and any Rights Certificate may be signed on behalf of the Company by any Person who, at the actual date of the execution of such Rights Certificate, is a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such Person was not such an officer.

              (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its principal office or offices designated as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued under this Agreement. Such books will show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on the face of the Rights Certificates, and the date of each of the Rights Certificates.

     Section  6.  Transfer,  Split  Up,  Combination,  and  Exchange  of  Rights
          Certificates;   Mutilated,   Destroyed,   Lost,   or   Stolen   Rights
          Certificates.

              (a) Subject to the provisions of Section 4(b), 7(e) and Section 14, at any time after the Distribution Date, and at or prior to the Expiration Date, any Rights Certificate or Certificates may be transferred, split up, combined, or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of Rights Shares (or, following a Triggering Event, Common Stock, other securities, cash, or other assets, as the case may be) as the Rights Certificate or Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine, or exchange any Rights Certificate or Rights Certificates will make such request in writing delivered to the Rights Agent, and will surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined, or exchanged at the principal office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company will be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder has completed and signed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and has provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliations or Associates thereof as the Company requests in good faith. Thereupon, the Rights Agent will, subject to Section 4, Section 7(e) and Section 14, countersign and deliver to the Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer, split up, combination, or exchange of any Rights Certificate.

              (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction, or mutilation of a Rights Certificate, and, in case of loss, theft, or destruction, of indemnity or security satisfactory to them, and reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will execute and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed, or mutilated.

     Section 7. Exercise of Rights; Purchase Price; Expiration Date of Rights

              (a) Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided in this Agreement including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii), Section 23(a), and Section 24) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase, in substantially the form of Exhibit C (the "Form of Election to Purchase") and the certificate on the reverse side of the Rights Certificate duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for each share of Common Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of
         (i) the Close of Business on March 26, 2009 (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in
         Section 23 or (iii) the time at which such Rights are exchanged as provided in Section 24 (the earlier of such times being the "Expiration Date")).

              (b) The Purchase Price for each whole share of Common Stock pursuant to the exercise of a Right will initially be Twenty-Five and no/100 Dollars ($25.00), subject to adjustment from time to time as provided in Section 11 and Section 13(a). The Purchase Price will be payable in accordance with Section 7(c).

              (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the Form of Election to Purchase and the certificate duly executed, accompanied by payment of the Purchase Price for the shares of Common Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax, the Rights Agent will, subject to Section 20(k), promptly
         (i)(A) requisition from any transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock to be purchase (the Company hereby irrevocably authorizing its transfer agent to comply with all such requests) or (B) if the Company has elected to deposit the shares of Common Stock with a depository agent, requisition from the depository agent depository receipts representing such number of shares of Common Sock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts will be deposited by the transfer agent with the depository agent) and the Company will direct the depository agent to comply with such request; (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14; (iii) after receipt of such certificates or depository receipts, cause such certificates or depository receipts to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder; and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) will be made in cash or by certified bank check or bank draft payable to the order of the Company. In the event that the Company is obligated to issue other securities (including Common Stock) of the Company, pay cash, or distribute other property pursuant to Section 11(a), the Company will make all arrangements necessary so that such other securities, cash, or other property are available for distribution by the Rights Agent, if and when appropriate. The Company reserves the right to require prior to the occurrence of a Triggering Event, that, upon any exercise of Rights, a number of Rights be exercised so that only whole shares of Common Stock would be issued.

              (d) If the registered holder of any Rights Certificate exercises less than all the Rights evidenced by such certificate, a new Rights Certificate evidencing the unexercisable Rights will be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate, registered in such name or names as may be designated by such older, subject to the provisions of Section 14.

              (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event, any Rights beneficially owned by any Person referred to in clauses (i) through (iii) below will become null and void without any further action and no holder of such Rights will have any Rights whatsoever with respect to such Rights, under any provision of this Agreement or otherwise: (i) an Acquiring Person, an Adverse Person, or an Associate or Affiliate of an Acquiring Person or an Adverse Person, (ii) a transferee from an Acquiring Person or an Adverse Person (or from any Associate or Affiliate of such Person) that becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee from an Acquiring Person or an Adverse Person (or of any Associate or Affiliate of such Person) that becomes a transferee prior to or concurrently with the Acquiring Person or an Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration ) from the Acquiring Person or the Adverse Person to holders of equity interests in such Acquiring Person, Adverse Person or to any Person with whom the Acquiring Person or the Adverse Person has any continuing agreement, arrangement, or understanding regarding the transferred Rights or (B) a transfer that the Board of Directors of the Company has determined is part of an agreement, plan, arrangement, or understanding that has a substantial purpose or effect the avoidance of this Section 7(e). The Company will use reasonable efforts to ensure that the provisions of this Section 7(e) and Section 4(b) are complied with, but will have no liability under this Agreement to any holder of Rights Certificates or other Person as a result of its failure to make any determinations with respect to an Acquiring Person, an Adverse Person, or any Affiliates, Associates, or transferees thereof.

              (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company will be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported exercise as set forth in this Section 7 unless such registered holder has (i) completed and signed the certificate contained in the Form of Election to Purchase set forth on the reverse side of the Rights Certificate surrendered for such exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or associates thereof as the Company requests in good faith.

     Section 8. Cancellation and Destruction of Rights Certificates. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange will, if surrendered to the Company or any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, will be cancelled by it, and no Rights Certificates will be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company will deliver to the Rights

Agent for cancellation and retirement, and the Rights Agent will so cancel and retire, any other Rights Certificates purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent will deliver all cancelled Rights Certificates to the Company, or will, at the written request of the Company, destroy such cancelled Rights Certificates, and in such case will deliver a certificate of destruction to the Company.

     Section 9. Reservation and Availability of Capital Stock.

              (a) The Company will use its best efforts to reserve and keep available out of its authorized and unissued shares of Commons Stock (and/or other securities) or its authorized and issued shares of Common Stock (and/or other securities) held in its treasury, the number of shares of Common Stock (and/or other securities) that will be sufficient to permit the exercise in full of all outstanding Rights.

              (b) So long as the shares of Common Stock (and, following the occurrence of a Triggering Event, Common Stock or other securities) issuable and deliverable upon the exercise of the Rights may be listed on any national securities exchange or automated quotation system, the Company will use its reasonable efforts to cause, from and after such time as the Rights become exercisable, all shares reserved for such issuance to be listed on such exchange or automated quotation system upon official notice of issuance upon such exercise.

              (c) The Company will use its best efforts to (i) file, as soon as practicable following the first occurrence of a Section 11 (a)(ii) Event on which the consideration to be delivered by the Company upon exercise of the Rights has been determined in accordance with Section 11(a)(iii), a registration statement under the Act, with respect to the securities purchasable upon exercise of the Rights or issued in an exchange pursuant to Section 24 on an appropriate form, (ii) cause such registration statement to become effective as soon as practicable after such filing, and (iii) cause such registration statement to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities, and (B) the Expiration Date. The Company will also take such action as may be appropriate under, or to ensure compliance with, the applicable state securities laws in connection with the exercisability of the Rights. The Company may temporarily suspend, for up to ninety (90) days after the date described in clause (i) of this Section 9(c), the exercisability of the Rights in order to prepare and file such registration statement and permit it to become effective. Upon any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension no longer remains in effect. In addition, if the Company determines that a registration statement is required following the Distribution Date, the Company may temporarily suspend the exercisability of the Rights until such time as a registration statement has been declared effective. Notwithstanding any provision of this Agreement to the contrary, the Rights will not be exercisable in any jurisdiction if the requisite qualification in such jurisdiction ahs not been obtained, the exercise of such Rights is not permitted under applicable law, or a registration statement has not been declared effective.

              (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock (and/or other securities) delivered upon exercise of Rights will, at the time of delivery of the certificates for such shares upon payment of the Purchase Price, be duly and validly authorized and issued and fully paid and non-assessable.

              (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of Common Stock (or other securities, as the case may be) in respect of a name other than that of the registered holder of the Rights Certificates or to issue or deliver any Common Stock or other certificates in a name other than that of the registered holder until such tax has been paid (any such tax being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax is due.

     Section 10. Common Stock Record Date. Each Person in whose name any Rights Share certificate is issued will, for all purposes, be deemed to have become the record holder of such Rights Shares represented thereby, and such certificate will be dated, on the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock (or other securities, as the case may be) transfer books of the Company are closed, such Person will be deemed to have become the record holder of the Rights Shares on, and such certificate will be dated, the next succeeding Business Day on which the Common Stock (or other securities, as the case may be) transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the Rights Certificate holders will not be entitled to any stockholder Rights with respect to Rights Shares, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive Rights, and will not be entitled to receive any notice of any proceedings of the Company, except a provided in this Agreement.

     Section 11. Adjustment of Purchase Price, Number and Kind of Shares, or Number of Rights. The Purchase Price, the number and kind of shares covered by each Right and the number of Rights outstanding are subject to adjustment from time to time as provided in this Section 11.

            (a)

                       (i) In the event the  Company  at any time after the date
                  of this Agreement (A) declares a dividend on the Common Stock payable in shares of Common Stock, (B) subdivides the outstanding Common Stock, (C) combines the outstanding Common Stock into a smaller number of shares, or (D) issues any shares of its capital stock in a reclassification of the Common Stock (including, without limitation, any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Common Stock or capital stock, as the case may be, issuable on such date, will be proportionately adjusted so that the holder of any Right exercised after such time will be entitled to receive, upon payment of the Purchase Price then in effect, the aggregate number and kind of shares of Common Stock or capital stock, as the case may be, that, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, or reclassification. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section
                  11(a)(ii), the adjustment provided for in this Section 11(a)(i) will be in addition to, and will be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                       (ii)  In the event that

                                (A) any  Person,  alone  or  together  with  its
                           Affiliates and Associates, at any time after the Rights Dividend Declaration Date, becomes an Acquiring Person, or

                                (B) the Board of Directors of the Company  shall
                           declare any Person to be an Adverse Person, after (x) a determination that such Person, alone or together with its Affiliates and Associates, has become the Beneficial Owner of twenty-two (22%) percent or more of the outstanding shares of Common Stock and (y) a determination by the Board of Directors, after reasonable inquiry and investigation, including such consultation, if any, with such persons as such directors shall deem appropriate, that (a) such Beneficial Ownership by such person is intended to cause, is reasonably likely to cause or will cause the Company to repurchase the Common Stock beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions which would provide such Person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its shareholders, but for the actions and possible actions of such Person, would not be served by taking such action or entering into such transactions or series of transactions at that time or (b) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company; provided, however, that the Board of Directors of the Company may not declare a Person to be an Adverse Person if, prior to the time that such Person acquired twenty-two (22%) percent or more of the shares of Common Stock then outstanding, such Person provided to the Board of Directors in writing a statement of such Person's purpose and intentions in connection with the proposed acquisition of Common Stock, together with any other information reasonably requested of such Person by the Board of Directors, and the Board of Directors, based on such statement and reasonable inquiry and investigation, including such consultation, if any, with such persons as the Directors shall deem appropriate, determines to notify and notifies such Person in writing that it will not declare such Person to be an Adverse Person; provided further, that the Board of Directors may expressly condition in any manner a determination not to declare a Person an Adverse Person on such conditions as the Board of Directors may select, including without limitation, such Person's not acquiring more than a specified amount of stock and/or on such Person's not taking actions inconsistent with the purposes and intentions disclosed by such Person in the statement provided to the Board of Directors. No delay or failure by the Board of Directors to declare a Person to be an Adverse Person shall in any way waive or otherwise affect the power of the Directors subsequently to declare a Person to be an Adverse Person. In the event that the Board of Directors should at any time determine, upon reasonable inquiry and investigations, including consultation with such persons as the Directors shall deem appropriate, that such Person has not met or complied with any condition specified by the Board of Directors, the Directors may at any time thereafter declare such Person to be an Adverse Person pursuant to the provisions of this Section 11(a)(ii)(B)

                  then, proper provision will be made so that each Right holder (except as provided in Section 7(e)) will thereafter have the right to receive, upon exercise of such Right at the then current Purchase Price in accordance with the terms of this Agreement, such number of Rights Shares equal to the result obtained by (x) multiplying the then current Purchase Priced by the then number of Rights Shares for which a Right is then exercisable times 5 and (y) dividing that product by fifty (50%) percent of the current Market Price (defined in Section 11(d)) per share of Common Stock on the date such Person became an Acquiring Person or an Adverse Person (such number of Rights Shares, the "Adjustment Shares"). For example, if the then Purchase Price for a share of Common Stock is $25.00 and the then current market price is $10.00 per share, a holder of a Right on payment of $25.00 shall be entitled to receive five (5) shares of Common Stock

                           (25 x .2 x 5)
                           -------------
                             (.50) (10)

                           (iii) In the  event  that the  number  of  shares  of
                  Common Stock that are authorized by the Company's articles of incorporation but not issued, or issued but not outstanding, are not sufficient to permit the exercise in full of the Rights in accordance with Section 11(a)(ii), the Company will, upon the exercise of a Right and payment of the applicable
                  Purchase Price, (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value"), and (B) with respect to each Right (subject to
                  Section 7(e)), make adequate provision to substitute for the Adjustment Shares (1) cash, (2) reduction in the Purchase Price, (3) other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock), that a Requisite Majority has deemed to have essentially the same Rights, privileges and preferences as shares of Common Stock ("Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value, where such aggregate value has been conclusively determined by a Requisite Majority based upon the advice of a nationally recognized investment banking firm selected by a Requisite Majority; provided, however, that if the Company has not made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the first occurrence of a Section 11(a)(ii) Event, then the Company will be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the
                  Purchase Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares or cash have an aggregate value equal to the Spread. The term "Spread' means the excess of (i) the Current Value over (ii) the Purchase Price. If the Board of Directors determines in good faith that it is likely that sufficient additional shares of Common Stock could be authorized for issuance upon exercise in full of the Rights, the 30-day period set forth above may be extended to the extent necessary, but no more than ninety (90) days after the Section 11(a)(ii) Triggering Event, in order that the Company may seek shareholder approval for the authorization of such additional shares (such 30-day period, as it may be extended, being the "Substitution Period"). To the extent that action is to be taken pursuant to this Section 11(a)(iii), the Company (1) will provide, subject to Section 7(e), that such action will apply uniformly to all outstanding

                  Rights, and (2) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any required shareholder approval or to decide the appropriate form of distribution to be made and the value thereof. In the event of any such suspension, the Company will issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension no longer remains in effect. For purposes of this Section 11(a)(iii), the Current Value of each Adjustment Share will be the Current Market Price per share of the Common Stock on the effective date of the Section 11(a)(ii) Event and the per share or per unit value of any Common Stock Equivalent will be deemed to equal the Current Market Price per share of the Common Stock on such date.

              (b) In case the Company fixes a record date for the issuance of Rights, options or warrants to all holders of Common Stock entitling them to subscribe for or purchase (for a period expiring within forty-five (45) calendar days after such record date) Common Stock (and/or Common Stock Equivalents) (or securities convertible into Common Stock) at a price per share of Common Stock (or having a conversion price per share, if a security convertible into Common Stock) less than the Current Market Price per share of Common Stock on such record date, the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, (i) the numerator of which is the number of shares of Common Stock outstanding on such record date, plus the number of shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock (and/or Common Stock Equivalents ) so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such Current Market Price, and (ii) the denominator of which is the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock (and/or Common Stock Equivalents) to be offered for subscription or purchase (or into which the convertible securities so to be entered are initially convertible). In the event that the number of shares of Common Stock issuable under the terms of a convertible security, or the conversion or exercise price of such convertible security, changes after the initial issuance of such convertible security, an adjustment will be made to the Purchase Price that conforms with the adjustment set forth in this Section 11(b). In case such subscription price may be paid by delivery of consideration part or all of which may be in a form other than cash, the value of such consideration will be as conclusively determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent and will be binding on the Rights Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company will be deemed not to be outstanding for the purpose of any such computation. Such adjustment will be made successively whenever such a record date is fixed, and in the event that such Rights or warrants are not so issued, the Purchase Price will be adjusted to be the Purchase Price that would then be in effect if such record date had not been fixed.

              (c) In case the Company fixes a record date for a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), assets (other than a dividend payable in Common Stock, but including any dividend payable in stock other than

         Common Stock) or subscription Rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date will be determined by multiplying the Purchase price in effect immediately prior to such record date by a fraction, (i) the numerator of which is the Current Market Price per share of Common Stock on such record ate, less the fair market value (as conclusively determined in good faith by the Board of Directors of the Company, whose determination will be described in a statement filed with the Rights Agent) of the portion of the cash, assets, or evidences of indebtedness so to be distributed or of such subscription Rights or warrants applicable to a share of Common Stock and (ii) the denominator of which is such Current Market Price per share of Common Stock. Such adjustments will be made successively whenever such a record date is fixed, and in the event that such distribution is not so made, the Purchase Price will be adjusted to be the Purchase Price that would have been in effect if such record date had not been fixed.

              (d) The "Current Market Price" per share of Common Stock on any date will be deemed to be the average of the daily closing prices per share of such Common Stock for the thirty (30) consecutive Trading Days immediately prior to such date; provided, however, that in the event that the Current Market Price per share of the Common Stock is determined during a period following the announcement by the issuer of such Common Stock of (i) a dividend or distribution on such Common Stock payable in shares of such Common Stock (other than the Rights), or (ii) any subdivision, combination, or reclassification of such
         Common Stock, and the ex-dividend date for such dividend or distribution, or the record date for such subdivision, combination, or reclassification has not occurred prior to the commencement of the requisite thirty (30) Trading Day period, as set forth above, then and in each such case, the Current Market Price will be properly adjusted to take into account ex-dividend trading. The closing price for each day will be the last sales price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Common Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the shares of Common Stock are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use, or, if on any such date the shares of Common Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market and will be conclusive for all purposes.

              (e) Anything in this Agreement to the contrary notwithstanding, no adjustment in the Purchase Price will be required unless such adjustment would require an increase or decrease of at least one (1%) percent in the Purchase Price; provided, however, that any adjustments that by reason of this section 11(e) are not required to be made will be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 will be made to the nearest cent or to the nearest one-hundredth of a share of Common Stock. Notwithstanding the first sentence of this section 11(e), any adjustment required by this Section 11 will be made no later than the earlier of (i) three (3) years from the date of the transaction that mandates such adjustment or (ii) the Final Expiration Date.

              (f) If as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised becomes entitled to receive any shares of capital stock other than Common Stock, then the number of such other shares so receivable upon exercise of any Right and the Purchase Price will be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j),
         (k), (m) and (q) and the provisions of Sections 9, 10, 13 and 14 with respect to the Common Stock will apply on like terms to any such other shares.

              (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price under this Agreement will evidence the right to purchase, at the adjusted Purchase Price, the number of Rights Shares purchasable from time to time under this Agreement, all subject to further adjustment as provided in this Agreement.

              (h) Unless the Company has  exercised  its election as provided in
         Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment will thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of Rights Shares (calculated to the nearest one-hundredth) obtained by (i) multiplying (x) the number of Rights Shares covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

              (i) The Company may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of Rights Shares purchasable upon the exercise of a Right. Each of the Rights outstanding after such an adjustment in the number of Rights will be exercisable for the number of Rights Shares for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights will become that number of Rights (calculated to the nearest one-hundredth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company will make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter but, if the Rights Certificates have been issued, will be at least ten (10) Business Days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this
         Section 11(i), the Company will, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders are entitled as a result of such adjustment, or, at the option of the Company, will cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders are entitled after such adjustment. Rights Certificates so to be distributed will be issued, executed, and countersigned in the manner provided for in this Agreement (and may bear, at the option of the Company, the adjusted Purchase Price) and will be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

              (j) Irrespective of any adjustment or change in the Purchase Price or the Rights Shares, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per Rights Shares and the number of Rights Shares that were expressed in the initial Rights Certificates issued under this Agreement.

              (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the number of Rights Shares, the Company will take any corporate action that may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue such number of fully paid and non-assessable Rights Shares at such adjusted Purchase Price.

              (l) In any case in which this Section 11 requires that an adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuance to the holder of any Right exercised after such record date the number of Rights Shares and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the number of Rights Shares and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company will deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares (fractional or otherwise) or securities upon the occurrence of the event requiring such adjustment.

              (m) Anything in this Section 11 to the contrary notwithstanding, the Company will be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this
         Section 11, as and to the extent that, in its good faith judgment, the Board of Directors of the Company determines it to be advisable in order that any (i) consolidation or subdivision of the Common Stock,
         (ii) issuance wholly for cash of any shares of Common Stock at less than the current market price, (ii) issuance wholly for cash of shares of Common Stock or securities that by their terms are convertible into or exchangeable for shares of Common Stock, (iv) stock dividends, or
         (v)  issuance  of Rights,  options,  or  warrants  referred  to in this
         Section 11, hereafter made by the Company to holders of its Common Stock will not be taxable to such stockholders.

              (n) The Company covenants and agrees that it will not, at any time after the Distribution Date, (i) consolidate with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), (ii) merger with, from, or into any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than fifty (50%) percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transactions each of which complies with Section 11(o)), if (x) at the time of or immediately after such consolidation, merger, or sale there are any Rights, warrants, or other instruments or securities outstanding or agreements in effect that could reasonably be expected to substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (y) prior to, simultaneously with, or immediately after, such consolidation, merger, or sale, the stockholders of the Person that constitutes, or would constitute, the "Principal Party" for purposes of Section 13(a) have received a distribution of Rights previously owned by such Person or any of its Affiliates or Associates.

              (o) The Company covenants and agrees that, after the Distribution Date, it will not, except as permitted by Section 23 or Section 27, take (or permit any Subsidiary to take) any action if at the time such action is taken it is reasonably foreseeable that such action will diminish substantially or otherwise eliminate the benefits intended to be afforded by the Rights.

              (p) Notwithstanding anything in this Agreement to the contrary, in the event that the Company at any time after the Rights Dividend Declaration Date and prior to the Distribution Date (i) declares a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (ii) subdivides the outstanding shares of Common Stock, or (iii) combines the outstanding shares of Common Stock into a smaller number of shares, the number of Rights associated with each share of Common Stock then outstanding, or issued or delivered thereafter but prior to the Distribution Date, will be proportionately adjusted so that the number of Rights thereafter associated with each share of Common Stock following any such event will equal the result obtained by multiplying the number of Rights associated with each share of Common Stock immediately prior to such event by a fraction the numerator of which is the total number of shares of Common Stock outstanding immediately prior to the occurrence of the event and the denominator of which is the total number of shares of Common Stock outstanding immediately following the occurrence of such event.

              (q) In the event that the Rights  become  exercisable  following a
         Section  11(a)(ii)  Event,  the  Company,  by  action  of  a  Requisite
         Majority, may permit the Rights, subject to Section 7(e), to be exercised for fifty (50%) percent of the shares of Common Stock (or cash or other securities or assets to be substituted for the Adjustment Shares pursuant to Section 11(a)(iii)) that would otherwise be purchasable under Section 11(a) in consideration of the surrender to the Company of the Rights so exercised and without other payment of the Purchase Price. Rights exercised under this Section 11(q) will be deemed to have been exercised in full and will be cancelled.

     Section 12. Certificate of Adjusted Purchase Price or Number of Shares. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company will (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Common Stock, a copy of such certificate, and (c) mail a brief summary thereof to each holder of a Rights Certificate (or, if prior to t he Distribution Date, to each holder of a certificate representing shares of Common Stock) in accordance with Section
25. The Rights Agent will be fully protected in relying on any such certificate and on any adjustment contained in such certificate.

     Section 13. Consolidation, Merger or Sale or Transfer of Assets or Earning Power.

              (a)  Except  in  a  Permitted  Transaction,  in  the  event  that, following the Stock Acquisition Date, directly or indirectly, (i) the Company consolidates with, or merges with, or into, any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), and the Company is not the continuing or surviving Person of such consolidation or merger; (ii) any Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)) consolidates with, or merges with, or into, the Company, and the Company is the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property; or (iii) the Company sells or otherwise transfer (or one or more of its Subsidiaries sells or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating more than fifty (50%) percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o)), then, and in each such case (except as contemplated by Section 13(d)), proper provision will be made so that (A) each holder of a Right, except as provided in Section 7(e) or Section 13(e), will thereafter have the right to receive, upon the exercise of such Right at the then current Purchase Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable, and freely tradable shares of Common Stock of the Principal Party (as defined below), not subject to any liens, encumbrances, preemptive rights, rights of first refusal, or other adverse claims, as are equal to the result obtained by (1) multiplying the then current Purchase Price by the number of Rights Shares for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such Rights Shares for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Purchase Price in effect immediately prior to such first occurrence) times 5, and (2) dividing that product (which, following the first occurrence of a Section 13 Event, will be referred to as the "Purchase Price" for each Right and for all purposes of this Agreement) by fifty (50%) percent of the Current Market Price per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event; (B) such Principal Party will thereafter be liable for, and will assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" will thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 will apply only to such Principal Party following the first occurrence of a Section 13 Event; (D) such Principal Party will take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions of this Agreement will thereafter be applicable, as nearly as may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) will be of no effect following the first occurrence of any Section 13 Event.

              (b) "Principal Party" means

                       (i) in the case of any  transaction  described  in clause
                  (i) or (ii) of the first sentence of Section 13(a), the Person that is the issuer of any securities into which shares of Common Stock of the Company are converted in such merger or consolidation, and if no securities are so issued, the Person that is the other party to such merger or consolidation; and

                       (ii) in the case of any  transaction  described in clause
                  (iii) of the first sentence of Section 13(a), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions;

                  provided, however, that in any such case, (1) if the Common Stock of such Person is not at such time and has not been continuously over the preceding twelve (12) month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person the Common Stock of which is and has been so registered, "Principal Party" will refer to such other Person; and (2) in case such Person is a Subsidiary, directly or indirectly, of more than one (1) Person, with Common Stock that is and has been so registered, "Principal Party" will refer to whichever of such Persons is the issuer of the Common Stock having the greatest aggregate market value.

              (c) The Company will not consummate any such consolidation, merger, sale, or transfer unless the Principal Party has a sufficient number of authorized shares of its Common Stock that have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party have executed and delivered to the Rights Agent a supplemental agreement providing for the Principal Party to assume and perform the terms set forth in Sections 13(A) and (B) and further providing that, as soon as practicable after the date of any consolidation, merger, or transfer mentioned in Section 13(a), the Principal Party will:

                       (i) prepare and file a registration  statement  under the
                  Act, with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to
                  (A) become effective as soon as practicable after such filing and (B) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Final expiration Date; and

                       (ii) will  deliver to  holders  of the Rights  historical
                  financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act.

              (d) In the event that the Rights become exercisable under Section 13(A), the Company, by action of a Requisite Majority, may agree with the Principal Party that the Principal Party may permit the Rights to be exercised for fifty (50%) percent of the Common Shares of the Principal Party that would otherwise be purchasable under Section 13(a), in consideration of the surrender to the Principal Party, as the successor to the Company under Section 13(a)(ii), of the Rights so exercised and without other payment of the Purchase Price. Rights exercised under this Section 13(e) will be deemed to have been exercised in full and cancelled.

              (e) The provision of this Section 13 will apply to successive mergers, consolidations, and sales or other transfers. In the event a
          Section 13 Event occurs at any time after the occurrence of a Section 11(a)(ii) Event, the Rights that have not theretofore been exercised will thereafter become exercisable in the manner described in Section 13(a).

     Section 14. Fractional Rights and Fractional Shares

              (a) The Company will not be required to issue fractions of Rights, except prior to the Distribution Date as provided in Section 11(p), or to distribute Rights Certificates that evidence fractional Rights. In lieu of such fractional Rights, there will be paid to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right will be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day will be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Rights are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Rights are listed or admitted to trading, or if the Rights are not listed or admitted to trading on any national securities exchange, the last quoted price or, if not so quoted, the average of the high bid and law asked prices in the over-the-counter market, as reported by NASDAQ or such other system then in use or, if on any such date the Rights are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board of Directors of the Company. If on any such date no such market maker is making a market in the Rights the fair value of the Rights on such date as conclusively determined in good faith by the Board of Directors of the Company will be used.

              (b) The Company will not be required to issue fractions of shares of Common Stock upon exercise of the Rights or to distribute certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, the Company may pay to the registered holders of Rights Certificates at the time such Rights are exercised as provided in this Agreement an amount in cash equal to the same fraction of the Current Market Price of one (1) share of Common Stock as of the Trading Day immediately prior to the date of such exercise.

              (c) The holder of a Right, by the acceptance of the Rights, expressly waives the right to receive any fractional Rights or any fractional shares upon exercise of a Right, except as permitted by this
         Section 14.

     Section 15. Rights of Action. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, on its own behalf and for its own benefit, enforce, and may institute and maintain any suit, action, or other proceeding against the Company to enforce, or otherwise act in respect of, its right to exercise the Rights evidenced by such Rights Certificate in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and will be entitled to specific performance of the obligations under this Agreement and injunctive relief against actual or threatened violations of the obligations under this Agreement of any Person subject to this Agreement.

     Section 16. Agreement of Rights Holders. Every holder of a Right by accepting the Rights consents and agrees with the Company and the Rights Agent and with every other holder of a Right that: ---------------------------

              (a)  prior  to  the   Distribution   Date,   the  Rights  will  be
         transferable only in connection with the transfer of Common Stock;

              (b) after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the principal office or offices of the Rights Agent designated for such purposes, duly endorse or accompanied by a proper instrument of transfer, and with the appropriate forms and certificates fully executed;

              (c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, will be affected by any notice to the contrary; and

              (d) notwithstanding anything in this Agreement to the contrary, neither the Company nor the Rights Agent will have any liability to any holder of a Right or other Person as a result of its inability to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree, or ruling issued by a court of competent jurisdiction or by a governmental, regulatory, or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation; provided, however, the Company will use its reasonable best efforts to have any such order, decree, or ruling lifted or otherwise overturned as soon as possible.

     Section 17. Rights Certificate Holder Not Deemed a Stockholder. No holder, as such, of any Rights Certificate will be entitled to vote or receive dividends or be deemed for any purpose the holder of the number of shares of Common Stock or any other securities of the Company that may at any time be issuable on the exercise of the Rights represented thereby, nor will anything contained in this Agreement or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for e election of directors or upon any matter submitted to stockholders, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or rights evidenced by such Rights Certificate have been exercised in accordance with the provisions of this Agreement.

     Section 18. Concerning the Rights Agent.

              (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it under this Agreement and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties under this Agreement. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability, or expenses, incurred without gross negligence, bad faith, or willful misconduct on the part of the Rights Agent, for anything done or omitted to be done by the Rights
         Agent in connection with the acceptance and administration of this Agreement, including, without limitation, the costs and expenses of defending against any claim of liability.

              (b) The Rights Agent will be protected and will incur no liability for or in respect of any action taken, suffered, or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, direction, consent, certificate, statement, or other paper or document believed by it to be genuine and to be signed, executed, and, where necessary, verified or acknowledged, by the proper Person or Persons.

     Section 19. Merger or Consolidation or Change of Name of Rights Agent.

              (a) Any Person  into or with which the Rights  Agent may be merged or with which it may be consolidated, or any person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent is a party, or any corporation succeeding to the corporate trust or shareholder services business of the Rights Agent, will be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement; provided, however, that such corporation would be eligible for appointment as a successor Rights Agent under the provisions of Section 21. In case at the time such successor Rights Agent succeeds to the agency created by this Agreement, any of the Rights Certificates have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not bee countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor or in the name of the successor Rights Agent; and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement.

              (b) In case at any time the name of the Rights Agent is changed and at such time any of the Rights Certificates have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates have not been
         countersigned,   the  Rights   Agent  may   countersign   such   Rights
         Certificates either in its prior name or in its changed name, and in all such cases such Rights Certificates will have the full force provided in the Rights Certificates and in this Agreement

     Section 20. Duties of Rights Agent. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates, by their acceptance of such Rights Certificates, will be bound:

              (a) The Rights Agent may consult with legal counsel (who may be legal counsel for the Company), and the opinion of such counsel will be full and complete authorization and protection to the Rights Agent as to any action taken or omitted by it in good faith and in accordance with such opinion.

              (b) Whenever in the performance of its duties under this Agreement the Rights Agent deems it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or Adverse Person and the determination of "Current Market Price") be proved or established by the Company prior to taking or suffering any action under this Agreement, such fact or matter (unless other evidence in respect of such fact or matter is specifically prescribed in this Agreement) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary, or any Assistant Secretary of the Company and delivered to the Rights Agent; and such certificate will be full authorization to the Rights Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

              (c) The Rights Agent will be liable under this Agreement only for its own gross negligence, bad faith or willful misconduct.

              (d) The Rights Agent will not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and will be deemed to have been made by the Company only.

              (e) The Rights Agent will not be under any responsibility in respect of the validity of this Agreement or the execution and delivery of this Agreement (except the due execution of this Agreement by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature); nor will it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor will it be responsible for any adjustment required under the provisions of Section 11 or
         Section 13, or responsible for the manner, method, or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after actual notice of any such adjustment); nor will it by any act under this Agreement be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized or issued, fully paid, or non-assessable.

              (f) The Company agrees that it will perform, execute, acknowledge, and deliver or cause to be performed, executed, acknowledged, and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

              (g) The Rights Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties under this Agreement from the Chairman of the board, the Chief Executive Officer, the Chief Operating Officer, the President, any Vice President, the Secretary, any Assistant Secretary, the Treasurer, or any Assistant Treasurer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it will not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

              (h) The Rights Agent and any stockholder, director, officer, or employee of the Rights Agent may buy, sell, or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, contract with or lend money to the Company, or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing in this Agreement will preclude the Rights Agent from acting in any other capacity for the Company or for any other Person.

              (i) The Rights Agent may execute and exercise any of the rights or powers vested by this Agreement in it or perform any duty under this Agreement either itself or by or through its attorneys or agents, and the Rights Agent will not be answerable or accountable for any act, default, neglect, or misconduct of any such attorneys or agents or for any loss to the Company resulting from any such act, default neglect, or misconduct; provided, however, reasonable care was exercised in the selection and continued employment of such Person.

              (j) No provision of this Agreement will require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under this Agreement or in the exercise of its rights if there are reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

              (k) If, with respect to any Right Certificate surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to purchase, as the case may be, has either not been completed or indicates an affirmative response to clause 1 or 2 of such certificate, the Rights Agent will not take any further action with respect to such requested exercise of transfer without first consulting with the Company.

     Section 21. Change of Rights Agent. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon thirty (30) days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon thirty (30) days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, by registered or certified mail, and to the holders of the Rights Certificates by first-class mail. If the Rights Agent resigns or is removed or otherwise becomes incapable of acting, the Company will appoint a successor to the Rights Agent. If the Company fails to make such appointment within a period of thirty (30) days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the holder of a Rights Certificate (who will, with such notice, submit such holder's Rights Certificate for inspection by the Company), then any registered holder of any Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, will be a corporation organized and doing business under the laws of the United States or a State of the United States, in good standing, that is authorized under such laws to exercise corporate trust powers and is subject to supervision or examination by federal or state authority and that has at the time of its appointment as Rights Agent a combined capital and surplus of at least $100,000,000. After appointment, the successor Rights Agent will be vested with the same powers, rights, duties, and responsibilities as if it had been originally named as Rights Agent without further act or deed, except that the predecessor Rights Agent will deliver and transfer to the successor Rights Agent any property at the time held by it under this Agreement and execute and deliver and transfer to the successor Rights Agent any property at the time held by it under this Agreement and execute and deliver any further assurance, conveyance, act, or deed necessary for the purpose. Not later than the effective date of any such appointment, the Company will file notice of such appointment in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and in writing with the predecessor Rights Agent and each transfer agent of the Common Stock and the Common Stock, and mail a notice of such appointment in writing to the registered holders of the Rights Certificates. Failure to give any notice provided for in this Section 21, however, or any defect in such notice, will not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

     Section 22. Issuance of New Rights Certificates. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, the Company may, in its discretion, issue new Rights Certificates evidencing Rights in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Purchase Price and the number, kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement. In addition, in connection with the issuance or sale of shares of Common Stock following the Distribution Date and prior to the Expiration Date, the Company (a) will, with respect to shares of Common Stock so issued or sold pursuant to the exercise of stock options or under any employee plan or arrangement, granted or awarded as of the Distribution Date, or upon the exercise, conversion, or exchange of securities issued by the Company, and (b) may, in any other case, if deemed necessary or appropriate by the Board of Directors of the Company, issue Rights Certificates representing the appropriate number of Rights in connection with such issuance or sale; provided, however, that (y) no such Rights Certificate will be issued if, and to the extent that, the Company is advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the Person to whom such Rights Certificate would be issued, and (z) no such Rights Certificate will be issued if, and to the extent that, appropriate adjustment has otherwise been made in lieu of the issuance of such Rights Certificate.

     Section 23. Redemption and Termination.

              (a) The Company may, at its option, by action of a Requisite Majority, at any time prior to the earlier of (i) the Distribution Date, or (ii) the Final Expiration Date, redeem all but not fewer than all the then outstanding Rights at the Redemption Price (the date of such redemption, the "Redemption Date"), and the Company, at its option, may pay the Redemption Price either in cash or Common Stock or other securities of the Company, deemed by the Board of Directors, in the exercise of its sole discretion, to be at least equivalent in value to the Redemption Price.

              (b) Immediately upon the action of a Requisite Majority ordering the redemption of the Rights, evidence of which has been filed with the Rights Agent and without further action and without any notice, the right to exercise the Rights will terminate and the only right thereafter of the holders of Rights will be to receive the Redemption Price. Promptly after the action of a Requisite Majority ordering the redemption of the Rights, the Company will give notice of such redemption to the Rights Agent and to the holders of the then outstanding Rights by mailing such notice to all such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Each such notice of redemption will state the method by which the payment of the Redemption Price will be made. Any notice that is mailed in the manner in this Agreement provided will be deemed given, whether or not the holder receives such notice. In any case, failure to give such notice by mail, or any defect in the notice, to any particular holder of Rights shall not affect the sufficiency of the notice to other holders of Rights.

     Section 24. Exchange.

              (a) The Board of Directors of the Company may, at its option, at any time after a Triggering Event, exchange all or part of the outstanding and exercisable Rights (which will not include Rights that have become void pursuant to the provisions of Section 7(e) hereof) for shares of Common Stock, each Right being exchangeable for two-tenths (2/10ths) share of Common Stock, appropriately adjusted to reflect any transaction specified in Section 11(a)(i) occurring after the Record Date (such number of shares of Common Stock issuable in exchange for two-tenths (2/10ths) Right being referred to herein as the "Exchange Shares"). Notwithstanding the foregoing, the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or any of its Subsidiaries or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such Plan), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of fifty (50%) percent or more of the Common Stock then outstanding.

              (b) Immediately upon the action of the Board of Directors of the Company ordering the exchange of any Rights pursuant to subsection (1) of this Section 24 and without any further action and without any notice, the right to exercise such Rights shall terminate and the only right thereafter of a holder of such Rights shall be to receive the Exchange Shares. The Company shall promptly give public notice of any such exchange; provided, however, that the failure to give, or any defect in, such notice shall not affect the validity of such exchange. The Company promptly shall mail a notice of any such exchange to all of the holders of such Rights at their last addresses as they appear upon the registry books of the Rights Agent. Any notice that is mailed in the manner herein provided shall be deemed given, whether or not the holder receives the notice. Each such notice of exchange will state the method by which the exchange of the Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights which will be exchanged. Any partial exchange shall be effected pro rata based on the number of Rights (other than Rights which have become void pursuant to the provisions of Section 7(e) hereof) held by each holder of Rights.

              (c) In the event that there shall not be sufficient Common Stock issued but not outstanding, or authorized but unissued, to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional Common Stock for issuance upon exchange of the Rights or shall take such other action specified in Section 11(a)(iii) hereof.

              (d) The Company shall not be required to issue fractions of shares of Common Stock to distribute certificates which evidence fractional Common Stock. In lieu of such fractional shares, the Company shall pay to the registered holders of the Rights Certificates with regard to which such fractional shares would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Price of a whole share of Common Stock. For the purposes of this subsection (d), the Current Market Value of a whole share of Common Stock shall be determined as of the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

     Section 25. Notice of Certain Events.

              (a) In case the Company proposes, at any time after the Distribution Date, (i) to pay any dividend payable in stock of any class to the holders of Common Stock or to make any other distribution to the holders of Common Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company), or (ii) to offer to the holders of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common stock or shares of stock of any class or any other securities, rights or options, or (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock), or (iv) to effect any consolidation or merger into, or with any other Person (other than a Subsidiary of the Company in a transaction that complies with Section 11(o)), or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), on one transaction or a series or related transactions, of more than fifty (50%) percent of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons (other than the Company or any of its Subsidiaries in one or more transaction each of which complies with
         Section 11(o)), or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company will give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which will specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up of the Company, then, in each such case, the Company will give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which will specify the record date for the purposes of such stock dividend, distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution, or winding up is to take place and the date of participation therein by the holders of the shares of Common Stock, if any such date is to be fixed, and such notice will be so given in the case of any action covered by clause (i) or (ii) above at least twenty (20) days prior to the record date for determining holders of the shares of Common Stock for purposes of such action, and in the case of any such other action, at least twenty (20) days prior to the date of the taking of such proposed action or the date of participation therein by the holders of the shares of Common Stock, whichever is the earlier.

              (b) In case of Section 11(a)(ii) Event, then (1) the Company will as soon as practicable give to each holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event, which will specify the event and the consequences of the event to holders of Rights under this Agreement.

     Section 26. Notices. Notices or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  Synalloy Corporation
                  Post Office Box 5627
                  Spartanburg, SC 29304

                  with a copy to:

                  Haynsworth, Marion, McKay & Guerard, L.L.P.
                  P.O. Box 2048
                  Greenville, SC  29602

         Subject to the provisions of Section 21, any notice or demand authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  EquiServe Trust Company, N.A.
                  c/o EquiServe Limited Partnership
                  150 Royal Street
                  Canton, MA  02021
                  Attn:  Client Administration

         Notices or demands authorized by this Agreement to be given or made by the Company or the Rights Agent tot he holder of any Rights Certificate (or, if prior to the Distribution Date, to the holder of certificates representing shares of Common Stock) will be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company.

     Section 27. Supplement and Amendments. Prior to the Distribution Date, the Company and the Rights Agent shall, if so directed by the Company, may from time to time supplement or amend this Agreement without the approval of any holders of Rights. From and after the Distribution Date, the Company and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights in order to cure any ambiguity, to correct or supplement any provision contained in this Agreement that may be defective or inconsistent with any other provisions in this Agreement, to shorten or lengthen any time period, or to make any other provisions in regard to matters or questions arising under this Agreement that the Company and Rights Agent may deem necessary or desirable and that will be consistent with, and for the purpose of fulfilling, the objectives of the Board of Directors in adopting this Agreement; provided, however, that a following the Distribution Date, this Agreement shall not be amended in any manner that would adversely affect the basic economic terms of the Rights. Notwithstanding the foregoing, once the Rights are no longer redeemable in accordance with section 23 of this Agreement, no amendment to this Agreement may have the effect of making the Rights redeemable.

     Section 28. Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Rights Agent will bind and inure to the benefit of their respective successors and assigns under this Agreement.

     Section 29. Determination and Actions by the Board of Directors, etc. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, will be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act as in effect on the date of this Agreement. The Board of
Directors of the Company (with, where specifically provided for in this Agreement, the concurrence of the Continuing Directors) will have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board of Directors (with, where specifically provided for in this Agreement, the concurrence of the Continuing Directors) or to the Company, or as may be necessary or advisable in the Administration of this Agreement, including, without limitation, the rights and power to (a) interpret the provisions of this Agreement, and (b) make all determinations deemed necessary or advisable for the administration of this Agreement (including, without limitation, a determination to redeem or not redeem the Rights, to amend the Agreement or to extend the Distribution Date). All such actions, calculations, interpretations and determinations (including, for purposes of clause (y) below, all omissions with respect to the foregoing) that are done or made by the Board of Directors (with, where specifically provided for in this Agreement, the concurrence of the Continuing Directors) in good faith, will (x) be final, conclusive, and binding on the Company, the Rights Agent, the holders of the Rights, and all other parties, and (y) not subject the Board of Directors or the Continuing Directors to any liability to the holders of the Rights.

     Section 30. Benefits of this Agreement. Nothing in this Agreement will be construed to give to any Person other than the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock) any legal or equitable right, remedy, or claim under this Agreement; and this Agreement will be for the sole and exclusive benefit of the Company, the Rights Agent, and the registered holders of the Rights Certificates (and, prior to the Distribution Date, registered holders of the Common Stock).

     Section 31. Severability. If any term, provision, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement will remain in full force and effect and will in no way be affected, impaired, or invalidated; provided, however, that notwithstanding anything in this Agreement to the contrary, if any such term, provision, covenant, or restriction is held by such court or authority to be invalid, void, or unenforceable and the Board of Directors of the Company determines in its good faith judgment that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 will be reinstated and will not expire until the Close of Business on the tenth
(10th) Business Day following the date of such determination by the Board of Directors. Without limiting the foregoing, if any provision requiring action by a Requisite Majority is held by any court of competent jurisdiction or other authority to be invalid, void, or unenforceable, such determination will then be made by the Board of Directors of the Company in accordance with applicable law and the Company's articles of incorporation and bylaws.

     Section 32. Governing Law. This Agreement, each Right, and each Rights Certificate issued under this Agreement will be deemed to be a contract made under the laws of the State of Delaware and for all purposes will be governed by and construed in accordance with the laws of such state applicable to contracts made and to be performed entirely within such state.

     Section 33. Counterparts. This Agreement may be executed in any number of counterparts and each of such counterparts will for all purposes be deemed to be an original, and all such counterparts will together constitute but one and the same instrument.

     Section 34. Interpretation. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and will not control or affect the meaning or construction of any of the provisions of this Agreement. References in this Agreement to Sections and Exhibits are references to the Sections of, and Exhibits to, this Agreement unless the context requires otherwise. In this Agreement, the word "or" is not exclusive.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              SYNALLOY CORPORATION

                              By:               /s/ James G. Lane, Jr.
                                    ------------------------------------
                              Name:             James G. Lane, Jr.
                                    ------------------------------------
                              Its:  Chairman and Chief Executive Officer
                                    ------------------------------------



                              EQUISERVE TRUST COMPANY, N.A.


                              By:               /s/ Darlene M. DioDato
                                    ------------------------------------
                              Name:             Darlene M. DioDato
                                    ------------------------------------
                              Its:              Managing Partner
                                    ------------------------------------

                                                 Exhibit "A" to Rights Agreement


Rights Certificate No. ____

                          [FORM OF RIGHTS CERTIFICATE]

                                                                  _______ Rights

NOT EXERCISABLE AFTER MARCH 26, 2009 OR EARLIER IF REDEEMED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $0.01 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN ACQUIRING PERSON (AS SUCH TERMS ARE DEFINED INT HER RIGHTS AGREEMENT) AND BY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID.

                               Rights Certificate

                              SYNALLOY CORPORATION

         This certifies that ___________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions, and conditions of the Rights Agreement, dated as of February 4, 1999, (as amended from time to time, the "Rights Agreement"), between Synalloy Corporation, a Delaware corporation (the "Company"), and ____________________ (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 p.m. (South Carolina time) on March 26, 1999, at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent two-tenths (2/10ths) of one (1) share of Common Stock (the "Common Stock") of the Company, at a purchase price of Twenty-Five Dollars ($25) per share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related certificate duly executed. The number of Rights evidenced by this Rights Certificate (and the number of shares that may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of March 26, 1999, based on the Common Stock as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number and kind of shares of Common Stock or other securities, that may be purchased upon the exercise of the rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events.

         This Rights Certificate is subject to all of the terms, provisions, and conditions of the Rights Agreement, which terms, provisions, and conditions are incorporated herein by reference and made a part of this Certificate and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties, and immunities hereunder of the Rights Agent, the Company, and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the certain circumstances set forth in the Rights Agreement.

         Copies of the Rights Agreement are on file at the above-mentioned office of the Rights Agent and are also available upon written request to the Rights Agent. All capitalized terms not otherwise defined have the meaning set forth in the Rights Agreement.

         Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person or an Adverse Person or an Affiliate or Associate of any such Person,
(ii) a transferee of any such Acquiring Person or Adverse Person or an Associate or Affiliate of such Person, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person or an Adverse Person or an Affiliate or Associate of such Person, such Rights will become null and void and no holder of this Certificate will have any right with respect to such Rights from and after the occurrence of such Section 11(a)(ii) Event.

         This Rights Certificate, with or without other Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered have entitled such holder to purchase. If this Rights Certificate is exercised in part, the holder will be entitled to receive upon surrender of this Certificate another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed by the Company at its option at a redemption priced of $0.01 per Right. In addition, in certain circumstances the Rights may be exchanged, in whole or in part, for shares of the Common Stock. Immediately upon the action of the Board of Directors of the Company authorizing any such exchange, and without any further action or any notice, the Rights (other than Rights that are not subject to such exchange) will terminate and the Rights will only enable holders to receive the shares issuable upon such exchange. Under certain circumstances set forth in the Rights Agreement, the decision to redeem the Rights will require the concurrence of a majority of the Continuing Directors.

         No fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby, but in lieu thereof a cash payment will be made, as provided in the Rights Agreement.

         No holder of this Rights Certificate will be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company that may at any time be issuable on the exercise hereof, nor will anything contained in the Rights Agreement or herein be construed to confer upon the holder of this Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or rights evidenced by this Rights Certificate have been exercised as provided in the Rights Agreement.

         This Rights Certificate will not be valid or obligatory for any purpose until it has been countersigned by the Rights Agent.

         IN WITNESS WHEREOF, the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of:               _____________________


ATTEST:                                SYNALLOY CORPORATION


---------------------------------
                                       By:      _______________________________
                                       Its:     _______________________________

Countersigned:


By:      ___________________________
         Authorized Signature

                  [FORM OF REVERSE SIDE OF RIGHTS CERTIFICATE]

(To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)

 FOR VALUE RECEIVED hereby sells, assigns, and transfer unto __________________

-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
                  (Please print name and address of transferee)

         This Rights Certificate, together with all right, title, and interest therein, and does hereby irrevocably constitute and appoint ____________________- attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution. The undersigned acknowledges that this Assignment is voidable by the Company if it contains any material misstatement of fact by the transferor.


Dated: ______________________               __________________________________
                                            Signature


Signature Guaranteed:

-------------------------------------


                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

         1. this Rights Certificate [ ] is [ ] is not being sold, assigned, or transferred by or on behalf of a Person who is or was an Acquiring Person or an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement).

         2. after due inquiry and to the best knowledge of the undersigned, it
[ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Adverse Person or an Affiliate or Associate of such Person.

Dated: ______________________               __________________________________
                                            Signature


Signature Guaranteed:

-------------------------------------

         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United State.

                                             Exhibit "B" to the Rights Agreement


                          SUMMARY OF RIGHTS TO PURCHASE
                   SHARES OF SYNALLOY CORPORATION COMMON STOCK


         On February 4, 1999, the Board of Directors of Synalloy Corporation (the "Company") declared a dividend of one (1) common share purchase right (a "Right") for each outstanding share of common stock, One Dollar ($1.00) par value per share (the "Common Shares"), of the Company. The dividend was made to the shareholders of record at the close of business on March 26, 1999 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company two-tenths (2/10ths) of one (1) Common Share, at a price of Twenty-Five Dollars ($25) per whole share (the "Purchase Price"), subject to adjustment. The description and terms of the Rights are set forth in a Rights Agreement dated as of February 4, 1999 (the "Rights Agreement") between the Company and __________________, as Rights Agent (the "Rights Agent").

         Until the earlier to occur of (i) ten (10) Business Days following a public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of twenty-two (22%) percent or more of the outstanding Common Shares (an "Acquiring Person"); (ii) ten (10) Business Days following the commencement of, or announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of twenty-two (22%) percent or more of such outstanding Common Shares; or
(iii) declaration by the Board of Directors that any Person is an "Adverse Person" (the earlier of such dates being the "Distribution Date"), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate with a copy of this Summary of Rights attached to the certificate. A majority of the Continuing Directors (not associated with the Acquiring Person or an Adverse Person) may in their discretion vote to extend the Distribution Date.

         An "Adverse Person" is a person that, after (x) a determination that such Person, alone or together with its Affiliates and Associates, has become the Beneficial Owner of twenty-two (22%) percent or more of the outstanding shares of Common Stock and (y) a determination by the Board of Directors, after reasonable inquiry and investigation, including such consultation, if any, with such persons as such directors shall deem appropriate, that (a) such Beneficial Ownership by such person is intended to cause, is reasonably likely to cause or will cause the Company to repurchase the Common Stock beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions which would provide such Person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its shareholders, but for the actions and possible actions of such Person, would not be served by taking such action or entering into such transactions or series of transactions at that time or (b) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company; provided, however, that the Board of Directors of the Company may not declare a Person to be an Adverse Person if, prior to the time that such Person acquired twenty-two (22%) percent or more of the shares of Common Stock then outstanding, such Person provided to the Board of Directors in writing a statement of such Person's purpose and intentions in connection with the proposed acquisition of Common Stock, together with any other information reasonably requested of such Person by the Board of Directors, and the Board of Directors, based on such statement and reasonable inquiry and investigation, including such consultation, if any, with such persons as the Directors shall deem appropriate, determines to notify and notifies such Person in writing that it will not declare such Person to be an Adverse Person; provided further, that the Board of Directors may expressly condition in any manner a determination not to declare a Person an Adverse Person on such conditions as the Board of Directors may select, including without limitation, such Person's not acquiring more than a specified amount of stock and/or on such Person's not taking actions inconsistent with the purposes and intentions disclosed by such Person in the statement provided to the Board of Directors. No delay or failure by the Board of Directors to declare a Person to be an Adverse Person shall in any way waive or otherwise affect the power of the Directors subsequently to declare a Person to be an Adverse Person. In the event that the Board of Directors should at any time determine, upon reasonable inquiry and investigations, including consultation with such persons as the Directors shall deem appropriate, that such Person has not met or complied with any condition specified by the Board of Directors, the Directors may at any time thereafter declare such Person to be an Adverse Person.

         The Rights Agreement provides that, until the Distribution Date, the Rights will be transferred with and only with the Common Shares. Until the Distribution Date (or earlier redemption or expiration of the Rights), new Common Share certificates issued after the Record Date upon transfer or new issuance of Common Shares will contain a notation incorporating the Rights Agreement by reference. Until the Distribution Date (or earlier redemption or expiration of the Rights), the surrender for transfer of any certificates for Common Shares outstanding even without such notation or a copy of this Summary of Rights being attached to such Certificate, will also constitute the transfer of the Rights associated with the Common Shares represented by such certificate. As soon as practicable following the Distribution Date, separate certificates evidencing the Rights (the "Right Certificates") will be mailed to holders of record of the Common Shares as of the close of business on the Distribution Date and such separate Right Certificates alone will evidence the Rights.

         The Rights are not exercisable until the Distribution Date. The Rights will expire on March 26, 2009 (the "Final Expiration Date"), unless the Final Expiration Date is extended or unless the Rights are earlier redeemed by the Company, in each case, as described below.

         The Purchase Price payable and the number of Common Shares or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Common Shares, (ii) upon the grant to holders of the Common Shares of certain rights or warrants to subscribe for or purchase Common shares at a price, or securities convertible into Common Shares with a conversion price, less than the then current market price of the Common Shares or (iii) upon the distribution to holders of the Common Shares of evidences of indebtedness or assets or of subscription rights or warrants (other than those referred to above).

         In the event that any person or entity becomes an Acquiring Person (the beneficial owner of twenty-two (22%) percent or more the Common Shares) or an Adverse Person, provision will be made so that each holder of a Right, other than Rights beneficially owned by the Acquiring Person or Adverse Person (which will then be void), will have the right to purchase from the Company upon exercise that number of Common Shares having a market value of two (2) times the applicable exercise price of the Right ($25.00).

         The Rights Agreement excludes from the definition of Acquiring Persons who certify to the Company that they inadvertently acquired in excess of twenty-two (22%) percent of the outstanding Common Shares and thereafter divest such excess common Share or who acquire twenty-two (22%) percent or more of the Common Shares in a Permitted Transaction. A "Permitted Transaction" is a stock acquisition or tender or exchange offer pursuant to a definitive agreement which would result in a person beneficially owning twenty-two (22%) percent or more of the Common shares and which has been approved by the Board of Directors (including a majority of the Continuing Directors) prior to the execution of the agreement or the public announcement of the offer.

         In the event that the Company is acquired in a merger or other business combination transaction, or fifty (50%) percent or more of its consolidated assets or earning power are sold, proper provisions will be made so that each holder of a Right will have the right to purchase from the acquiring company, upon the exercise of the Right at the then applicable exercise price, that number of shares of common stock of the acquiring company that at the time of such transaction will have a market value of two (2) times the applicable exercise price of the Right.

         With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments require an adjustment of at least one (1%) percent in such Purchase Price. No fractional Common Shares will be issued and, in lieu of such fractional shares, an adjustment in cash will be made based on the market price of the Common Shares on the last trading day prior to the date of exercise.

         After a person becomes an Acquiring Person or an Adverse Person, the Company's Board of Directors may exchange the Rights, other than those Rights owned by the Acquiring Person or the Adverse Person, in whole or in part, at an exchange ratio of two-tenths (2/10ths) of one (1) share of Common Stock per Right, subject to adjustment. However, the Board of Directors cannot conduct an exchange at any time after any Person, together with its Affiliates and Associates, becomes the Beneficial Owner of fifty (50%) percent or more of the outstanding Common Stock.

         At any time prior to a Distribution Date, a Requisite Majority may redeem the Rights in whole, but not in part, at a price of $0.01 per Right (the "Redemption Price"). In addition, the Board of Directors may extend or reduce the period during which the Rights are redeemable, so long as the Rights are redeemable at the time of such extension or reduction. Immediately upon any redemption of the Rights, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive the Redemption Price.

         The terms of the rights may be amended by the Board of Directors of the Company without the consent of the holders of the Rights, including an amendment to extend the Final Expiration Date, except that from and after the date any Person becomes an Acquiring Person or an Adverse Person, no such amendment may adversely affect the economic interests of the holders of the Rights.

         Until a Right is exercised, the holder of the Right, as such, will have no rights as a shareholder of the Company, including, without limitation, the right to vote, or to receive dividends.

         A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Registration Statement. A copy of the Rights Agreement is available free of charge from the Rights Agent. This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement.

                                             Exhibit "C" to the Rights Agreement

                          FORM OF ELECTION TO PURCHASE


         The  signature  to  the  foregoing   Assignment  and  Certificate  must
correspond to the name as written upon the face of this Rights Certificate in every particular, without alternation or enlargement or any change whatsoever.


To:      SYNALLOY CORPORATION:

         The undersigned hereby irrevocably elects to exercise ____________- Rights represented by this Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person that may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:

         Please insert social security or other identifying number: ____________

         Please print name and address:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         If such number of Rights are not all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance of such Rights will be registered in the name of and delivered to:

         Please insert social security or other identifying number: ____________

         Please print name and address:

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         The undersigned acknowledges that this Election to Purchase is voidable by the Company if it contains any material misstatement of fact by the undersigned.



Dated: ______________________               __________________________________
                                            Signature


Signature Guaranteed:

-------------------------------------


                                   Certificate

         The undersigned hereby certifies by checking the appropriate boxes that:

     1. this Rights Certificate [ ] is [ ] is not being sold, assigned, or transferred by or on behalf of a Person who is or was an Acquiring Person or an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement).

     2. after due inquiry and to the best knowledge of the undersigned, it [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Adverse Person or an Affiliate or Associate of such Person.




Dated: ______________________               __________________________________
                                            Signature


Signature Guaranteed:

-------------------------------------



         Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United State.